EXHIBIT 5.1

May 8, 2024

American Express Company
200 Vesey Street
New York, New York 10285
Re: American Express Company Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to American Express Company, a New York corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 15,000,000 shares of the Company’s common stock, par value $0.20 per share (the “Shares”), to be issued by the Company pursuant to the Second Amended and Restated American Express Company 2016 Incentive Compensation Plan (the “Plan”).
We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.
In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
Based on the foregoing, and subject to the further qualification set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices not less than the par value thereof, will be validly issued, fully paid and, except as may otherwise be provided by Section 630 of the Business Corporation Law of the State of New York, nonassessable.

American Express Company, p. 2
The foregoing opinion is limited to the law of the State of New York.
We hereby consent to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP
By: /s/ Francesca L. Odell
Francesca L. Odell, a Partner